EXHIBIT  10.63
                                NETTAXI.COM, INC.

                          DATA CENTER SERVICE AGREEMENT


     THIS AGREEMENT made this 15th day of August, 1999, (the "Effective Date") by and between NETTAXI.COM, INC., a Nevada corporation (hereinafter called "Nettaxi"), located at 1696 Dell Avenue, Campbell, California 95008 and WHITE SAND COMMUNICATIONS, INC., Inc. a California corporation (hereinafter called "Customer"), Located at 9800D Topanga Canyon Blvd., Suite 318, Chatsworth, California 91311.

1.     GENERAL  TERMS

     A. This document, along with the Data Center Service Order ("DCSO") agreement, shall comprise a complete and binding agreement between Customer and Nettaxi regarding services to be provided at the location known as 1200 West 7th Street, Suite L1-100, Los Angeles, California 90017 (hereinafter called the "Data Center".) Each DCSO agreement, and any amendments thereto, when dated and subscribed by Customer and Nettaxi, shall incorporate the terms and conditions of this Agreement. In the event of any conflict or inconsistency between this Agreement and the terms set forth in a DCSO agreement, the terms of the DCSO agreement shall in all cases prevail.

     B. In connection with the Space made available hereunder, Nettaxi shall perform services which support the overall operation of the Data Center, e.g., janitorial services, environmental systems maintenance, and power plant maintenance, at no additional charge to Customer. However, Customer shall be required to maintain the Collocation Space in an orderly manner and shall be responsible for the removal of trash, packing, cartons, etc. from the Space. Further, Customer shall maintain the Space in a safe condition, including but not limited to the preclusion of storing combustible materials in the Space.

     C. Any option granted to Customer to renew its license to occupy the Space shall be contingent on the election by Nettaxi to continue to own or lease the Premises in which the Space is located for the duration of the Renewal Period(s), such election to be exercised at the sole discretion of Nettaxi.

2.     DATA  CENTER  SERVICES

     A.  Collocation  Space:  Nettaxi  shall  provide  Customer  with  shared or
         -------------------
dedicated  Rack  Space  as  indicated  in  the  DCSO.

     B.  Connectivity:  Nettaxi  shall provide Customer with connectivity to the
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Internet  through  Nettaxi's  network  as  specified in the DCSO.  Nettaxi shall provide  cross-connectivity,  where  applicable,  for  an  additional  fee.

     C.  Technical  Support:  Nettaxi  shall  provide  Customer  with  complete
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technical support upon Customer's request and in accordance with Nettaxi's terms and  conditions  and  listed  rates.

     D.  Eyes  Hands  Support: Nettaxi shall provide Customer with assistance to
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observe  conditions  in their Collocation Space and offer light hands assistance such  as  shutting  off  and  turning  on  equipment  as  directed  by Customer.

3.     TERM  OF  AGREEMENT

     A. Customer's license to occupy the Collocation Space shall begin on the "Requested Service Date," as set forth in the DCSO agreement or on the date Nettaxi completes the build-out of the Space, whichever is later. The minimum term of the Customer's license to occupy the Space shall be one year, but may be longer as indicated on the DCSO.

     B. Should Nettaxi fail, for any reason to tender possession of the Space to Customer on or before the Requested Service Date (specified in the DCSO agreement relevant thereto) this Agreement shall not be void or voidable. If Nettaxi fails to tender possession of the Space to Customer within a sixty (60) day period after such Requested Service Date (due to any reason other than the acts or omissions of Customer), Customer may, upon written notice to Nettaxi, declare the relevant DCSO agreement null and void with no further obligation attributed to Customer, and Nettaxi shall refund all fees and charges paid in advance by Customer, except in the case where the delay was caused by Customer, in which case, Nettaxi shall retain any funds necessary to recover the cost or obligations incurred on behalf of Customer. Except as provided herein, Nettaxi shall not be liable to Customer in any way as a result of a delay or failure to tender possession.

     C. Following the expiration of the Term for each Space or failure of the Parties to enter into any Renewal Periods, Customer's license to occupy the Space and receive services shall continue in effect on a month-to-month basis upon the same terms and conditions specified herein, unless terminated by either Customer or Nettaxi upon thirty (30) days prior written notice.


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4.     TERMINATION

     A. Either party shall have the right to terminate this agreement should the other party breache a material term or condition of this Agreement and fail to cure such breach within thirty (30) days after receipt of written notice of the breach, except in the case of failure to make timely payment to Nettaxi, which must be cured within ten (10) days of the payment due date. Nettaxi has the option, at its sole discretion, to terminate this Agreement should Customer become insolvent or the subject of bankruptcy proceedings, a receivership, liquidation or a sale for the benefit of creditors

     B. Upon termination or expiration of the Term for each Space, Customer agrees to do the following: (i) remove the Equipment and other property that has been installed by Customer or Customer's agent(s) and return the Space to Nettaxi in substantially the same condition as it was on the date of installation; (ii) pay any outstanding fees within five (5) days of termination of service; (iii) return any confidential information it has received from Nettaxi and (iii) return any equipment or supplies that are the property of Nettaxi. In the event such Equipment or property has not been removed within thirty (30) days of the effective termination or expiration date, the Equipment shall be deemed abandoned and Customer shall lose all rights and title thereto.

     C. In the event the Data Center becomes the subject of a taking by eminent domain by any authority having such power, Nettaxi shall have the right to terminate this Agreement. Nettaxi shall attempt to give Customer reasonable advance notice of the removal schedule. Customer shall have no claim against Nettaxi for any relocation expenses, any part of any award that may be made for such taking or the value of any unexpired term or renewed periods that result from a termination by Nettaxi under this provision, or any loss of business from full or partial interruption or interference due to any termination. However, nothing contained in this Agreement shall prohibit Customer from seeking any relief or remedy against the condemning authority in the event of an eminent domain proceeding or condemnation that affects the Space.

5.     DEFAULT

A. If Customer fails to perform its obligations, or fails to pay for services rendered hereunder, Nettaxi may, at its sole option and with written notice, issue a default notice letter to Customer, demanding the default condition be cured. If the default condition is not remedied within the time period specified in the notice letter, Nettaxi may then, without the necessity of any further notice, discontinue performance and terminate this Agreement, for default, and pursue any other remedies available at law or in equity, including reimbursement of the cost of collection and reasonable attorney fees. Nettaxi's failure to exercise any of its rights hereunder shall not constitute or be construed by Customer as being a waiver of any past, present, or future right or remedy. In the case of Customer's failure to make timely payments, Nettaxi may discontinue any or all services for any period of time as it deems appropriate without written notice to Customer, and such action shall not be deemed a breach of this Agreement by Nettaxi.

     B. At any time during the term of this Agreement, Nettaxi may, at it's sole option, immediately terminate this Agreement if Customer is not then maintaining the Equipment solely for the purpose of originating and/or terminating telecommunications transmissions carried over the Nettaxi Network or as otherwise set forth in this Agreement, or pursuant to the terms and conditions, if any, contained in any Collocation Schedule identified herewith.

     C. If Customer commits an act of default under any Collocation Schedule to which this Agreement pertains, Nettaxi may, in its sole discretion, declare Customer to be in default of any and all other Collocation Schedules then in effect, without the necessity of showing separate failures, acts or omissions by Customer.

     D. If Customer commits an act of default with respect to the purchase of telecommunications services which would entitle Nettaxi under its separate tariffs and agreements to terminate its services to Customer, then Nettaxi and all Nettaxi's Affiliates shall be entitled to terminate this Agreement and all Data Center services to which this Agreement pertains.

E. Nettaxi may, without notice, suspend or terminate services to customer if Customer is found to be engaged in unlawful activities or upon the request to do so by any legal or governmental agencies


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6.     PRICES  AND  PAYMENT  TERMS

               A. Customer shall pay NETTAXI monthly recurring fees (the "Recurring Fees"), which shall include charges for use and occupancy of the Space (the "Occupancy Fees"), connectivity (or cross-connect fees, if applicable), power charges and, where applicable, technical support and system administration. In addition to any Recurring Fees, Customer shall be charged non-recurring fees for build-out of the Space (the "Build-Out Charges"), where applicable, Escort charges, and other services, which shall be set forth in the DCSO agreement. If Customer requests that Nettaxi provide services not delineated herein or in the DCSO agreement at any time during the Term, Customer agrees to pay the fee for such services in effect at the time such service was rendered. All payments will be made in U.S. dollars. Late payments hereunder will accrue interest at a rate of one and one-half percent (1 %) per month, or the highest rate allowed by applicable law, whichever is lower. If in its judgment Nettaxi determines that Customer is not creditworthy or is otherwise not financially secure, Nettaxi may, upon written notice to Customer, modify the payment terms to require assurances to secure Customer's payment obligations hereunder.

     B. All payments required by this Agreement are exclusive of all national, state, municipal or other governmental excise, sales, value-added, use, personal property, and occupational taxes, excises, withholding taxes and obligations and other levies now in force or enacted in the future, all of which Customer will be responsible for and will pay in full. Customer agrees to pay or reimburse Nettaxi for any applicable taxes that are levied based on the transactions hereunder, exclusive of taxes on income and real estate taxes on the Data Center. Any such charges shall be invoiced and payable within the payment terms of this Agreement. Nettaxi agrees to provide Customer with reasonable documentation to support invoiced amounts applied to taxes within thirty (30) calendar days of receipt of a Customer's written request.

     C. The Occupancy Fee and/or Power Charges shall be increased to reflect any increases incurred by and required under the lease relevant to the Premises in which the Space is located. Customer shall pay to Nettaxi its pro rata share of any such increases based on the number of square feet of the Space compared to the number of square feet leased by Nettaxi under the applicable lease. Nettaxi shall notify Customer of any such increase as soon as practicable.

     D. Payments shall be due upon Customer's receipt of each monthly invoice. Late payment charges will be calculated based on 1.5% per month of the unpaid amount.

     E. Charges delineated in the Collocation Schedule for build-out of the Space shall be invoiced and paid by Customer when invoiced. Nettaxi may require payment of up to fifty percent (50%) of the "Build Out Fees" prior to commencing construction.

     F. Customer agrees to reimburse Nettaxi for all reasonable repair or restoration costs associated with damage or destruction caused by Customer's personnel, Customer's agent(s) or Customer's suppliers/contractors or Customer's visitors during the Term or as a consequence of Customer's removal of the Equipment or property installed in the Space.

     7. ADDITIONAL TERMS GOVERNING USE OF COLLOCATION SPACE AND INSTALLATION OF EQUIPMENT

     A. Before beginning any delivery, installation, replacement or removal work, Customer must obtain Nettaxi 's written approval of Customer's choice of suppliers and contractors which approval shall not be unreasonably withheld or delayed. Nettaxi may request additional information before granting approval and may require scheduling changes and substitution of suppliers and contractors as conditions of its approval. Approval by Nettaxi is not an endorsement of Customer's supplier or contractor, and Customer will remain solely responsible for the selection of the supplier or contractor and all payments to Nettaxi for construction work performed on their behalf.

     B. Customer shall not make any construction changes or material alterations to the interior or exterior portions of the Space, including any cabling or power supplies for the Equipment, without obtaining Nettaxi's written approval for Customer to have the work performed. Nettaxi reserves the right to perform and manage any construction or material alterations within the Data Center and Collocation Space areas at rates to be negotiated between the Parties hereto.

     C. Customer's use of the Space, installation of Equipment and access to the Data Center shall at all times be subject to Customer's adherence to the generally accepted industry standards, security rules and rules of conduct established by Nettaxi for the Data Center. Except where advanced written permission has been given by Nettaxi, Customer's access to the Data Center shall be limited to the individuals identified and authorized by Customer to have such access. Customer agrees not to erect any signs or devices to the exterior portion of the Space without submitting the request to Nettaxi and obtaining Nettaxi's written approval.

     D. Customer may not provide, or make available to any third party, space within the Collocation Space without Nettaxi's prior written consent. If Customer should provide, or make available to any third party, space within the Collocation Space without obtaining the written consent of Nettaxi, Customer shall be in breach of this Agreement and Nettaxi may pursue any legal or equitable remedy, including but not limited to the immediate termination of this Agreement.


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     E.  Nettaxi  shall  not arbitrarily or discriminatorily require Customer to relocate the Equipment; however, upon sixty (60) days prior written notice or, in the event of an emergency, such time as may be reasonable, Nettaxi reserves the right to change the location of the Space or the Data Center to a site which shall afford comparable environmental conditions for the Equipment and comparable accessibility to the Equipment. Nettaxi and Customer will work together in good faith to minimize any disruption of Customer's services as a result of such relocation. Nettaxi shall be responsible for the cost of improving the Space to which the Equipment may be relocated, and for relocation of Equipment interconnected to Nettaxi services, except that Nettaxi shall not be responsible for relocating facilities installed in violation of this Agreement.

F. All equipment brought into or taken out of the Data Center facility must be cleared through Nettaxi's equipment control system.
8.     REPRESENTATIONS  AND  WARRANTIES  OF  CUSTOMER

               A.  Equipment:  Customer  represents and warrants that it owns or
                   ---------
has the legal right and authority, and will continue to own or have such right and authority during the term of this Agreement, to place and use the Customer Equipment as contemplated by this Agreement. Customer further represents and warrants that its placement, arrangement, and use of the Customer Equipment in the Gigabit Data Center complies with the Customer Equipment Manufacturer's environmental and other specifications.

               B.  Customer's  Business:  Customer  represents and warrants that
                   --------------------
Customer's services, products, materials, data, information and equipment used in connection with this Agreement and Customer's use of Data Center Services (collectively, "Customer's Business") does not as of the Installation Date, and will not during the term of this Agreement operate in any manner that would violate any applicable federal, state or local law or regulation or infringe in any way upon the rights of third parties.

               C.  Breach  of  Warranties:  In  the  event  of  any  breach,  or
                   ----------------------
reasonably anticipated breach, of any of the foregoing warranties, in addition to any other remedies available in law or equity, Nettaxi shall have the right, at Nettaxi's sole discretion, to suspend any related Data Center Services if deemed reasonably necessary by Nettaxi to prevent any harm to its business.

9.     DISCLAIMERS  AND  LIMITATION  OF  LIABILITY

A. THE COLLOCATION SPACE IS ACCEPTED "AS IS" BY CUSTOMER. CUSTOMER ACKNOWLEDGES THAT NO REPRESENTATION HAS BEEN MADE BY NETTAXI AS TO THE FITNESS OF THE COLLOCATION SPACE FOR CUSTOMER'S INTENDED PURPOSE. EXCEPT FOR THE WARRANTIES SET FORTH IN THIS ARTICLE, THERE ARE NO WARRANTIES, WHETHER EXPRESS, IMPLIED, ORAL, OR WRITTEN, WITH RESPECT TO THE COLLOCATION SPACE OR SERVICES COVERED OR FURNISHED PURSUANT TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MOREOVER, THE REMEDIES PROVIDED IN THIS ARTICLE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REMEDIES.

     B. CUSTOMER AND ITS REPRESENTATIVES VISIT THE Data Center AT THEIR OWN RISK AND NETTAXI ASSUMES NO LIABILITY FOR ANY HARM TO SUCH PERSONS RESULTING FROM ANY CAUSE OTHER THAN NETTAXI'S NEGLIGENCE OR WILLFUL MISCONDUCT RESULTING IN PERSONAL INJURY TO SUCH VISITIORS.

     C. NETTAXI ASSUMES NO LIABILITY FOR DAMAGE OR LOSS RELATING TO CUSTOMERS BUSINESS. TO THE EXTENT NETTAXI IS LIABLE FOR ANY DAMAGE TO OR LOSS OF CUSTOMER'S EQUIPMENT, SUCH LIABILITY SHALL BE LIMITED SOLELY TO THE THEN-CURRENT VALUE OF CUSTOMER'S EQUIPMENT.

     D. THE LIABILITY OF NETTAXI FOR DAMAGES ARISING OUT OF THE SERVICES PROVIDED HEREIN, INCLUDING, WITHOUT LIMITATION, MISTKES, OMISSIONS, INTERRUPTIONS, DELAYS, TORTIOUS CONDUCT OR ERRORS, OR FAILURE TO FURNISH SPACE, WHETHER CAUSED BY ACTS OF COMMISSION OR OMISSION, SHALL BE LIMITED TO A PRORATED REFUND OF THE CHARGES PAID BY CLIENT FOR THE USE OF THE SPACE. THE RECEIPT OF SUCH REFUNDS SHALL BE THE SOLE REMEDY AFFORDED TO CUSTOMER.

10.          CONFIDENTIAL  INFORMATION

               A. Each party acknowledges that it will have access to certain confidential information of the other party concerning the other party's business, plans, customers, technology, and products, including the terms and conditions of this Agreement ("Confidential Information"). Confidential Information will include, but not be limited to, each party's proprietary software and customer information. Each party agrees that it will not use in any way, for its own account or the account of any third party, except as expressly permitted by this Agreement, nor disclose to any third party (except as required by law or to that party's attorneys, accountants and other advisors as reasonably necessary), any of the other party's Confidential Information and will take reasonable precautions to protect the confidentiality of such information.


               B. Information will not be deemed Confidential Information hereunder if such information: (i) is known to the receiving party prior to receipt from the disclosing party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (ii) becomes known (independently of disclosure by the disclosing party) to the receiving party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing party; (iii) becomes publicly known or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the receiving party; or (iv) is independently developed by the receiving party.

11.     EXCUSED  PERFORMANCE

     Neither Party shall be liable to the other Party under this Agreement for any failure nor delay in performance that is due to causes beyond its reasonable control, including but not limited to, acts of nature, governmental actions, fires, civil disturbances, interruptions of power, or transportation problems.

12.     ASSIGNMENT  OR  TRANSFER

     Customer shall not assign or transfer the rights or obligations associated with this Agreement, in whole or in part, without Nettaxi's prior written consent.

13.     PUBLICITY

     Customer shall not use Nettaxi's name in publicity or press releases without Nettaxi's prior written consent.

14.     LIMITATION  OF  LIABILITY

     A. In no event shall Nettaxi or any of its officers, directors, agents, contractors or employees, be liable for any loss of profit or revenue or for indirect, incidental, special, punitive or exemplary damages incurred or suffered Customer arising ftom or pertaining to Customer's use or occupancy of the Collocation Space including (without limitation) damages arising from interruption of electrical power or HVAC services.

     B. Customer shall indemnify and hold harmless Nettaxi, its officers, directors, agents, contractors and employees, from and against any and all third party claims, costs, expenses or liabilities arising from or in connections with Customer's use of the Data Center facility. Customer further agrees to indemnify Nettaxi against Customer's acts of negligence resulting in damage to third parties.

15.     FORCE  MAJEURE

     Neither party shall be deemed in default of this Agreement to the extent that performance of their obligations or attempts to cure any breach were delayed or prevented by acts of nature, including earthquakes and floods, fire, natural disaster, accident, acts of government, labor strikes or any other cause beyond the control of such party.

16.     GOVERNING  LAW

     This Agreement shall be governed and construed by the laws of the State of California except as they pertain to its conflict of law provisions. The courts of the State of California, County of Los Angeles shall have jurisdiction over any legal disputes relating to or in connection with this Agreement.

17.     ENTIRE  AGREEMENT

     This Agreement constitutes the entire understanding between the parties and supercedes all other agreements, whether written or oral. This Agreement may not be modified except in a writing which is signed by both parties or their duly authorized representatives.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

NETTAXI.COM,  INC.

     BY:        /s/
                --------------------------------------------
               Authorized  Signature

     TITLE:
                --------------------------------------------


WHITE  SAND  COMMUNICATIONS,  INC.

     BY:        /s/
                --------------------------------------------
               Authorized  Signature


     TITLE:       Director,  Valdir  Managers  Limited


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